Exhibit 99.1
Health Management, Inc.
1371-A Abbott Court
Buffalo Grove, Illinois 60089
Tel: 847-913-2700
Fax: 847-913-2715

FOR IMMEDIATE RELEASE

                     STOCKHOLDERS OF HEALTH MANAGEMENT, INC.
                            APPROVE MERGER AGREEMENT

Buffalo Grove, IL -- July 11, 1997 . . . Health Management, Inc. ("HMI") (NASDAQ SmallCap Market:HMIS) announced today at a special meeting of stockholders held this morning, that the Agreement and Plan of Merger, dated November 13, 1996, as amended, among the Company, Transworld HealthCare, Inc. ("Transworld") and IMH Acquisition Corp., a wholly-owned subsidiary of Transworld, received stockholder approval.

The consummation of the merger is subject to customary closing conditions including, but not limited to, the approval of Transworld's senior lender. If the merger is not consummated on or before July 31, 1997, Transworld and the Company may terminate the Merger Agreement.

Health Management, Inc. is a national provider of integrated pharmacy management services to patients with chronic medical conditions and to health care professionals, drug manufacturers and third-party payers involved in their care.

Except for historical information contained herein, the statements made in this release constitute forward looking statements that involve risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward looking statements, including those risks detailed from time to time in the Company's reports on file at the Securities and Exchange Commission.

For Additional Information:
At HMI:                            At Edelman Financial:
Jim Nicol, President and CEO       Diane Perry or Joe Kist
847-913-2404                       212-704-8293 or 212-704-8239


                                    #   #   #